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                                                                   EXHIBIT 10.22


                                 GOTO.COM, INC.

                         IDEALAB! STOCKHOLDER AGREEMENT

     This Stockholder Agreement (this "Agreement") is made as of March 3, 2000 by and between Bill Gross' idealab!, a California corporation ("BGIL"), and GoTo.com, Inc., a Delaware corporation (the "Company").

     WHEREAS, the Company and BGIL desire to make certain covenants and agreements with one another pursuant to this Agreement

     NOW THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     Note: certain capitalized terms used herein are defined in Article III hereof.

                                    ARTICLE I

                                    COVENANTS

     1.1 BGIL Covenants.

          (a) Until March 3, 2002, BGIL will not, and will cause its Affiliates not to, directly or indirectly, except with the prior written consent of the Company's Board of Directors and, without limitation, a majority of the Independent Directors (as defined in Section 2.3):

               (i) become a Beneficial Owner of 35% or more of the outstanding Common Stock;

               (ii) transfer Beneficial Ownership of any Common Stock of the Company except (A) pursuant to the terms of a merger, consolidation or liquidation of, or tender offer or other business combination transaction with respect to, the Company, in each case approved by the Company's Board of Directors and, without limitation, by a majority of the Independent Directors,
(B) pro rata distributions by ICP of shares of Common Stock currently held by it to its limited partners consistent with past practice, or (C) other transfers to third parties, provided that any such third party (together with any of its Affiliates and Associates) would not, to BGIL's knowledge after inquiry, following the completion of such transfer, Beneficially Own 15% or more of the outstanding Common Stock of the Company; or

               (iii) knowingly assist or advise, or knowingly provide or arrange financing to facilitate, another Person, or group of Persons acting in concert, to become the Beneficial Owner of 15% or more of the outstanding Common Stock.

          (b) Until March 3, 2002, BGIL shall use good faith reasonable efforts to notify the


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Company of any proposed amendment to BGIL's Schedule 13D at least 2 business days prior to such amendment.

          (c) Anything in this Agreement to the contrary notwithstanding, this Agreement shall not prohibit or restrict in any way any of the following: (i) actions taken by BGIL's nominees or designees on the Board of Directors of the Company in their capacity as directors, and (ii) the exercise by BGIL and its Affiliates and Associates of their voting rights with respect to any shares of Common Stock of the Company or other voting securities of the Company that they are permitted to Beneficially Own pursuant to the terms of this Agreement.

     1.2 Company Covenants. Until March 3, 2002, so long as BGIL is the Beneficial Owner of at least 20% of the outstanding Common Stock, the Company will not, without the prior written consent of BGIL, adopt a "shareholder rights plan" (commonly referred to as a "poison pill"); provided, however, that if, in the good faith judgment of the Board of Directors of the Company, after consideration of its fiduciary duties, adoption of such a shareholder rights plan would be in the best interests of the shareholders of the Company, the Company may adopt such a shareholder rights plan without the consent of BGIL so long as the percentage thresholds set forth therein are no more restrictive to BGIL than the terms of this Agreement. If the Company adopts a shareholder rights plan, this Agreement shall terminate and be of no further force or effect. The Company hereby represents that, as of the date of this Agreement, it has no intention of currently adopting a "shareholder rights plan."

                                   ARTICLE II

                                  MISCELLANEOUS

     2.1 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware.

     2.2 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

     2.3 Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought, including on behalf of the Company, approval by a majority of the members of the Board of Directors that are not, and have not for the then previous twelve (12) months been, Affiliates of BGIL or any of its Affiliates or Associates (other than the Company) (such members of the Board of Directors, the "Independent Directors").

     2.4 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by facsimile transmission, by hand or by messenger, addressed:


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                           (a)      If to BGIL, to:

                                    Bill Gross' idealab!
                                    130 West Union Street
                                    Pasadena, California 91103
                                    Attn:  General Counsel
                                    (Telephone)  (626) 535-2828
                                    (Facsimile)  (626) 535-2703

With a copy to:

                                    Latham & Watkins
                                    633 West Fifth Street, Suite 4000
                                    Los Angeles, California 90071-2007
                                    Attn:  Paul D. Tosetti, Esq.
                                    (Telephone)  (213) 485-1234
                                    (Facsimile)  (213) 891-8763

                           (b)      If to the Company, to:

                                    GoTo.com, Inc.
                                    72 North Pasadena Avenue
                                    Pasadena, CA 91103
                                    Attn:  Chief Financial Officer
                                    (Telephone) (626) 685-6890
                                    (Facsimile) (626) 685-5601

With a copy to:

                                    Wilson Sonsini Goodrich & Rosati
                                    Professional Corporation
                                    Two Palo Alto Square
                                    Palo Alto, CA  94306
                                    Attn:  Martin W. Korman, Esq.
                                           Michael D. Weisberg, Esq.
                                    (Telephone) (650) 493-9300
                                    (Facsimile) (650) 493-6811

     Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, if sent by facsimile, the first business day after the date of confirmation that the facsimile has been successfully transmitted to the facsimile number for the party notified, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.


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     2.5 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to a party under this Agreement, shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

     2.6 Expenses. The Company and BGIL shall bear their own expenses incurred with respect to this Agreement and the transactions contemplated hereby.

     2.7 Specific Performance. The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such damage would not be compensable in money damages and that it would be extremely difficult or impracticable to measure the resultant damages. It is accordingly agreed that any party hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of the Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which it may be entitled at law or equity, and such party that is sued for breach of this Agreement expressly waives any defense that a remedy in damages would be adequate and expressly waives any requirement in an action for specific performance for the posting of a bond by the party bringing such action.

     2.8 Further Assurances. The parties hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments or documents as any other party may reasonably request from time to time in order to carry out the intent and purposes of this Agreement and the consummation of the transactions contemplated hereby. Neither the Company nor BGIL shall voluntarily undertake any course of action inconsistent with satisfaction of the requirements applicable to them set forth in this Agreement and each shall promptly do all such acts and take all such measures as may be appropriate to enable them to perform as early as practicable the obligations herein and therein required to be performed by them.

     2.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by fewer than all of the parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     2.10 Severability. In the event that any provision of .this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided, that no such severability shall be effective if it materially changes the economic impact of this Agreement on any party.

     2.11 Captions. Headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be relied upon in construing this Agreement. Use of any gender herein to refer to any person shall be deemed to comprehend masculine, feminine, and neuter unless the context clearly requires otherwise.



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     2.12 Attorneys' Fees. In any action at law or suit in equity in relation to this Agreement, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

     2.13 Publicity. The parties hereto shall act in good faith to coordinate any public announcements concerning the matters set forth herein.

                                   ARTICLE III

                                   DEFINITIONS

     For the purpose of this Agreement, the following terms shall have the meanings specified with respect thereto below:

     "Affiliate" and "Associate" shall have the respective meanings set forth in Rule 12b-2 of the rules and regulations promulgated under the Exchange Act.

     A person or entity (either, a "Person") shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

          (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Rule 13d-3 thereunder (or any comparable or successor law or regulation);

          (ii) which a Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed to be the Beneficial Owner of, or to beneficially own, (1) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, or (2) securities which a Person or any of such Person's Affiliates or Associates may be deemed to have the right to acquire pursuant to any merger or other acquisition agreement between the Company and such Person (or one or more of its Affiliates or Associates) if such agreement has been approved in advance by the Board of Directors of the Company; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

          (iii) which are beneficially owned, directly or indirectly, by any other person or entity (or any Affiliate or Associate thereof) with which a Person or any of such Person's Affiliates or Associates has


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any agreement, arrangement or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting or disposing of any securities of the Company.

     "Common Stock" shall mean shares of the Common Stock of the Company.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "ICP" shall mean any of idealab! Capital Partners I-A, L.P., a Delaware limited partnership, or idealab! Capital Partners I-B, L.P., a Delaware limited partnership.



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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       "COMPANY"

                                       GOTO.COM, INC.



                                       By:
                                           ------------------------------------
                                            Name:
                                            Title:


                                       "BGIL"

                                       BILL GROSS' IDEALAB!



                                       By:
                                           ------------------------------------
                                            Name:
                                            Title:


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